Exhibit 5.1

LEDGEWOOD, P.C.

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

November 21, 2016

CardConnect Corp.
1000 Continental Drive

Suite 300

King of Prussia, PA 19406

Re: Registration Statement on Form S-8 with respect to 1,000,000 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as counsel to CardConnect Corp., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) issuable in connection with the CardConnect Corp. Amended and Restated 2016 Omnibus Equity Compensation Plan (the “Plan”). In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Common Stock has been issued and delivered in accordance with the Registration Statement and the Plan, such Common Stock will be duly authorized and validly issued and such Common Stock will be fully paid and non-assessable.

This opinion is limited in all respects to federal laws, the Delaware General Corporation Law, as amended, and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ledgewood
LEDGEWOOD
a professional corporation